Exhibit 99.1

Jennifer Robinson
Vice President — Chief
NEWS RELEASE	Accounting Officer and Controller
FOR IMMEDIATE RELEASE	(972) 409-4124

Michaels Stores, Inc. Reports First Quarter Results

IRVING, Texas — May 23, 2013 — Michaels Stores, Inc. (the “Company”) today reported unaudited financial results for the first quarter ended May 4, 2013.

Same-store sales decreased 0.7% due to a 3.0% decrease in transactions, partly offset by a positive 1.7% impact from a higher average ticket and a positive 0.6% impact in deferred custom framing revenue. The Company experienced its strongest sales increases for the quarter in custom framing and yarn.

First Quarter Financial Highlights

•                  Net sales increased 1.5% to $993 million from $978 million in the first quarter of fiscal 2012.

•                  Gross profit for the quarter decreased 1.2% to $407 million; gross margin decreased 110 basis points to 41.0%.

•                  Operating income for the quarter decreased 12.2% to $130 million, and as a percent of net sales decreased 200 basis points to 13.1%.

•                  Net income for the quarter decreased 11.3% to $47 million, and as a percent of net sales decreased 60 basis points to 4.8%.

•                  The Company ended the first quarter with $55 million in cash, $3.09 billion in debt and approximately $406 million in availability under its asset-based revolving credit facility.

•                  Inventory at the end of the quarter was $842 million. Average Michaels store inventory, inclusive of distribution centers, was $723,000, a decrease of 8.0% from last year’s balance of $786,000.

•                  The Company operated 51 new Michaels stores at the end of the first quarter of fiscal 2013 as compared to the same period in fiscal 2012.  In the first quarter of fiscal 2013, the Company opened fifteen Michaels stores, relocated four, and closed one.  In addition, Aaron Brothers closed three stores.

The Company will host a conference call to discuss first quarter financial results at 8:00 a.m. Central time today. Those who wish to participate in the call may do so by dialing 866-425-6198, conference ID# 36224707. Due to the quiet period associated with our S-1 filing, there will not be a question and answer session at the end of the call. The conference call will also be webcast at www.michaels.com. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for 30 days after the call.

Irving, Texas-based Michaels Stores, Inc. is North America’s largest specialty retailer of arts, crafts, framing, floral, wall décor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of May 23, 2013, the Company owns and operates more than 1,113 Michaels stores in 49 states and Canada and 123 Aaron Brothers stores, and produces 11 exclusive private brands including Recollections®, Studio Decor®, Bead Landing®, Creatology®, Ashland®, Celebrate It®, Art Minds®, Artist’s Loft®, Craft Smart®,  Loops & Threads® and Imagin8®. For more information visit www.michaels.com or www.facebook.com/Michaels or follow Michaels on Twitter and Pinterest @MichaelsStores.

This news release may contain forward-looking statements that reflect our plans, estimates and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that the Company or its management “plans,” “estimates,” “believes” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, planned capital expenditures, new store openings and other financial performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to: risks related to general economic conditions; risks related to our substantial indebtedness; our growth depends on our ability to open new stores; our reliance on foreign suppliers; damage to the reputation of the Michaels brand or our private and exclusive brands; significant increases in inflation or commodity prices such as petroleum, natural gas, electricity, steel and paper may adversely affect our costs, including cost of merchandise; our suppliers may fail us; risks associated with the vendors from whom our products are sourced could materially adversely affect our revenue and gross profit; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws; unexpected or unfavorable consumer responses to our promotional or merchandising programs could materially adversely affect our sales, operating results and cash flow; improvements to our supply chain may not be fully successful; changes in customer demand; our success will depend on how well we manage our business; competition, including internet-based competition, could negatively impact our business; failure to adequately maintain security and prevent unauthorized access to our electronic and other confidential information and data breaches could materially adversely affect our financial condition and operating results; we may be subject to information technology system failures or network disruptions, or our information systems may prove inadequate, resulting in damage to our reputation, business operations, and financial conditions; failure to attract or retain senior management could adversely affect our performance; a weak fourth quarter would materially adversely affect our operating results; changes in newspaper subscription rates may result in reduced exposure to our circular advertisements; changes in regulations or enforcement may adversely impact our business; our debt agreements contain restrictions that limit our flexibility in operating our business; disruptions in the capital markets could increase our costs of doing business; our real estate leases generally obligate us for long periods, which subjects us to various financial risks; we have co-sourced certain of our information technology, accounts payable, payroll, accounting and human resources functions and may co-source other administrative functions, which make us more dependent upon third parties; we are exposed to fluctuations in exchange rates between the U.S. and Canadian dollar, which is the functional currency of our Canadian subsidiary; failure to attract and retain quality sales, distribution center or experienced buying and management personnel could adversely affect our performance; catastrophic events, including geo-political events and weather, may adversely impact our results; the interests of our controlling stockholders may conflict with the interests of our creditors; and other factors as set forth in our prior filings with the Securities and Exchange Commission.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

Michaels Stores, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

The following table sets forth the Company’s Earnings before Interest, Taxes, Depreciation, Amortization and losses on early extinguishment of debt. (“EBITDA (excluding refinancing costs and losses on early extinguishment of debt)”).  The Company defines EBITDA (excluding refinancing costs and losses on early extinguishment of debt) as net income before interest, income taxes, depreciation, amortization and refinancing costs and losses on early extinguishment of debt. Additionally, the table presents Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”).  The Company defines Adjusted EBITDA as EBITDA (excluding refinancing costs and losses on early extinguishment of debt) adjusted for certain defined amounts that are added to, or subtracted from, EBITDA (excluding refinancing costs and losses on early extinguishment of debt) (collectively, the “Adjustments”) in accordance with the Company’s $1.6 billion Senior secured term loan and $650 million Asset-based revolving credit facility. The Adjustments are described in further detail in the footnotes to the table below.

The Company has presented EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA in this press release to provide investors with additional information to evaluate our operating performance and our ability to service our debt.  The Company uses EBITDA (excluding refinancing costs and losses on early extinguishment of debt), among other metrics, to evaluate operating performance, to plan and forecast future periods’ operating performance and as an element of its incentive compensation targets for certain management personnel. Adjusted EBITDA is a required calculation under the Company’s Senior secured term loan and its Asset-based revolving credit facility. As it relates to the Senior secured term loan, Adjusted EBITDA is used in the calculation of the fixed charge coverage ratio, which, under certain circumstances, may result in limitations on the Company’s ability to make restricted payments as well as the determination of mandatory repayments of the loans. Under the Asset-based revolving facility, Adjusted EBITDA is used in the calculation of fixed charge coverage ratios, which, under certain circumstances, may restrict the Company’s ability to make certain payments (characterized as restricted payments), investments (including acquisitions) and debt repayments.

As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA are not measures of operating performance or liquidity calculated in accordance with U.S. GAAP, these measures should not be considered in isolation of, or as a substitute for, net income, as an indicator of operating performance, or net cash provided by operating activities as an indicator of liquidity.  Our computation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA may differ from similarly titled measures used by other companies. As EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA exclude certain financial information compared with net income and net cash provided by operating activities, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The table below shows a reconciliation of EBITDA (excluding refinancing costs and losses on early extinguishment of debt) and Adjusted EBITDA to net income and net cash provided by operating activities.

Michaels Stores, Inc.

Consolidated Balance Sheets

(In millions, except share and per share amounts)

(Unaudited)

	May 4,	February 2,	April 28,
	2013	2013	2012
ASSETS
Current assets:
Cash and equivalents	$55	$56	$385
Merchandise inventories	842	865	874
Prepaid expenses and other	85	86	77
Deferred income taxes	37	37	42
Income tax receivable	8	3	5
Total current assets	1,027	1,047	1,383
Property and equipment, at cost	1,527	1,502	1,405
Less accumulated depreciation and amortization	(1,186)	(1,164)	(1,095)
Property and equipment, net	341	338	310
Goodwill	94	94	95
Debt issuance costs, net of accumulated amortization of $53, $54, and $78, respectively	42	46	55
Deferred income taxes	13	13	18
Other assets	2	3	4
Total non-current assets	151	156	172
Total assets	$1,519	$1,541	$1,865

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$232	$263	$280
Accrued liabilities and other	300	367	388
Current portion of long-term debt	198	150	127
Deferred income taxes	4	4	1
Income taxes payable	31	40	28
Total current liabilities	765	824	824
Long-term debt	2,887	2,891	3,363
Deferred income taxes	2	2	11
Other long-term liabilities	79	83	85
Total long-term liabilities	2,968	2,976	3,459
Total liabilities	3,733	3,800	4,283
Commitments and contingencies
Stockholders’ deficit:
Common Stock, $0.10 par value, 220,000,000 shares authorized;
118,417,069 shares issued and outstanding at May 4, 2013;
118,414,727 shares issued and outstanding at February 2, 2013;
118,420,253 shares issued and outstanding at April 28, 2012	12	12	12
Additional paid-in capital	48	49	49
Accumulated deficit	(2,279)	(2,326)	(2,487)
Accumulated other comprehensive income	5	6	8
Total stockholders’ deficit	(2,214)	(2,259)	(2,418)
Total liabilities and stockholders’ deficit	1,519	1,541	$1,865

Michaels Stores, Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

	Quarter Ended
	May 4,	April 28,
	2013	2012
Net sales	$993	$978
Cost of sales and occupancy expense	586	566
Gross profit	407	412
Selling, general, and administrative expense	271	260
Related party expenses	4	3
Store pre-opening costs	2	1
Operating income	130	148
Interest expense	47	66
Refinancing costs and losses on early extinguishment of debt	7	—
Other (income) and expense, net	—	(1)
Income before income taxes	76	83
Provision for income taxes	29	30
Net income	$47	$53

Michaels Stores, Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended
	May 4,	April 28,
	2013	2012
Operating activities:
Net income	$47	$53
Adjustments:
Depreciation and amortization	25	24
Share-based compensation	(1)	1
Debt issuance costs amortization	2	4
Refinancing costs expensed and losses on early extinguishment of debt	7	—
Changes in assets and liabilities:
Merchandise inventories	23	(34)
Prepaid expenses and other	1	3
Accounts payable	(14)	(15)
Accrued interest	(30)	37
Accrued liabilities and other	(39)	(37)
Income taxes	(15)	5
Other long-term liabilities	(4)	—
Net cash provided by operating activities	2	41

Investing activities:
Additions to property and equipment	(22)	(18)
Net cash used in investing activities	(22)	(18)

Financing activities:
Redemption of senior subordinated notes due 2016	(142)	—
Borrowings on asset-based revolving credit facility	306	—
Payments on asset-based revolving credit facility	(125)	—
Repurchase of common stock	—	(2)
Proceeds from stock options exercised	—	2
Payment of capital leases	(1)	—
Change in cash overdraft	(19)	(9)
Net cash provided by (used in) financing activities	19	(9)

Net (decrease) increase in cash and equivalents	(1)	14
Cash and equivalents at beginning of period	56	371
Cash and equivalents at end of period	$55	$385

Supplemental Cash Flow Information:
Cash paid for interest	$75	$25
Cash paid for income taxes	$44	$24

Michaels Stores, Inc.

Summary of Operating Data

(Unaudited)

The following table sets forth the percentage relationship to net sales of each line item of our unaudited consolidated statements of operations:

(Schedule may not foot due to rounding)

	Quarter Ended
	May 4,	April 28,
	2013	2012
Net sales	100.0%	100.0%
Cost of sales and occupancy expense	59.0	57.9
Gross profit	41.0	42.1
Selling, general, and administrative expense	27.3	26.6
Related party expenses	0.4	0.3
Store pre-opening costs	0.2	0.1
Operating income	13.1	15.1
Interest expense	4.7	6.7
Refinancing costs and losses on early extinguishment of debt	0.7	—
Other (income) and expense, net	—	(0.1)
Income before income taxes	7.7	8.5
Provision for income taxes	2.9	3.1
Net income	4.8%	5.4%

The following table sets forth certain of our unaudited operating data:

	Quarter Ended
	May 4,	April 28,
	2013	2012
Michaels stores:
Retail stores open at beginning of period	1,099	1,064
Retail stores opened during the period	15	2
Retail stores opened (relocations) during the period	4	6
Retail stores closed during the period	(1)	—
Retail stores closed (relocations) during the period	(4)	(6)
Retail stores open at end of period	1,113	1,066

Aaron Brothers stores:
Retail stores open at beginning of period	125	134
Retail stores closed during the period	(3)	(4)
Retail stores open at end of period	122	130

Total store count at end of period	1,235	1,196

Other operating data:
Average inventory per Michaels store (in thousands) (1)	$723	$786
Comparable store sales (decrease) increase (2)	(0.7)%	1.5%

(1)    Average inventory per Michaels store calculation excludes Aaron Brothers.

(2)    Comparable store sales increase represents the increase in Net sales for Michaels and Aaron Brothers stores open the same number of months in the indicated period and the comparable period of the previous year, including stores that were relocated or expanded during either period. A store is deemed to become comparable in its 14th month of operation in order to eliminate grand opening sales distortions. A store temporarily closed more than two weeks is not considered comparable during the month it closed. If a store is closed longer than two weeks but less than two months, it becomes comparable in the month in which it reopens, subject to a mid-month convention. A store closed longer than two months becomes comparable in its 14th month of operation after its reopening. The calculation of comparable store sales excludes the 53rd week of fiscal 2012.

Michaels Stores, Inc.

Reconciliation of Adjusted EBITDA

(In millions)

	Quarter Ended
	May 4,	April 28,
	2013	2012
	(in millions)
Net cash provided by operating activities	$2	$41
Depreciation and amortization	(25)	(24)
Share-based compensation	1	(1)
Debt issuance costs amortization	(2)	(4)
Refinancing costs and losses on early extinguishments of debt	(7)	—
Changes in assets and liabilities	78	41
Net income	47	53
Interest expense	47	66
Refinancing costs and losses on early extinguishment of debt	7	—
Provision for income taxes	29	30
Depreciation and amortization	25	24
EBITDA (excluding refinancing costs and losses on early extinguishment of debt)	155	173
Adjustments:
Share-based compensation	(1)	1
Sponsor fees	4	3
Store pre-opening costs	2	1
Foreign currency transaction losses (gains)	—	(1)
Other (1)	2	—
Adjusted EBITDA	$162	$177

(1)    Other adjustments relate to items such as the moving & relocation expenses, franchise taxes and signing bonuses.